                                                                    Exhibit 99.1
Contact:  Robert J. Smith
Sr. VP-CPO
(765) 771-5310


                       [WABASH NATIONAL CORPORATION LOGO]


                      WABASH NATIONAL CORPORATION ANNOUNCES
                              FIRST QUARTER RESULTS



         LAFAYETTE, Ind., April 20, 2005 . . . Wabash National Corporation (NYSE: WNC) announced today results for the three months ended March 31, 2005. Net sales for the first quarter were $256.1 million compared to $221.6 million for the same period last year. Net income for the quarter was $18.5 million or $0.52 per diluted share, compared to $6.9 million or $0.23 per diluted share for the same period last year. Gross margin was 13.4% up from 10.4% in the prior year quarter.

         Commenting on these results, William P. Greubel, President and Chief Executive Officer, stated, "Gross margins surged past the 2004 highs as we benefited from the effects of favorable customer and product mix and raw materials price increases in line with expectations. In the quarter, sales to core customers represented less than 20% of the total bearing out both the importance and success of our efforts to expand Wabash's presence in the `mid-market.' Also, I am extremely pleased to report that our retail branch network achieved profitable results for the quarter reinforcing our belief that the branch network will be a positive contributor for the full year. Quote and order activity improved during the last three months from the pace observed earlier in the 2005 selling season and all core accounts have now placed orders; currently we have over 75% of our goal of 60,000 units for 2005 in hand."

         New trailer unit sales of 11,200 for the first quarter of 2005 are comparable to the first quarter of 2004. Backlog at March 31, 2005 amounted to approximately $500 million.

         Wabash National Corporation designs, manufactures, and markets standard and customized truck trailers under the Wabash(R) brand name. The Company is one of the world's largest manufacturers of truck trailers and a leading manufacturer of composite trailers. The Company's wholly owned subsidiary, Wabash National Trailer Centers, is one of the leading retail distributors of new and used trailers and aftermarket parts throughout the U.S. and Canada.

         This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include increased competition, dependence on key management, reliance on certain customers and corporate partnerships, profitability of our retail branch operations, shortages and price increases of raw materials, dependence on industry trends, continued success of the Company's "mid-market" strategy, acceptance of new technology and products, and government regulation. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to its stockholders and reports on Forms 10-K, 10-Q and 8-K.

                  WABASH NATIONAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                    Unaudited


                                                               Three Months
                                                             Ended March 31,
                                                         ------------------------
                                                           2005           2004
                                                         ---------      ---------
NET SALES                                                $ 256,105      $ 221,597
COST OF SALES                                              221,707        198,475
                                                         ---------      ---------
     Gross Profit                                           34,398         23,122
GENERAL AND ADMINISTRATIVE EXPENSES                          9,218         10,473
SELLING EXPENSES                                             3,996          3,775
                                                         ---------      ---------
     Income from operations                                 21,184          8,874
OTHER INCOME (EXPENSE):
     Interest expense                                       (1,618)        (2,897)
     Foreign exchange gains and losses, net                   (142)          (140)
     Other, net                                               (792)         1,022
                                                         ---------      ---------
     Income before income taxes                             18,632          6,859

INCOME TAX EXPENSE                                             153              -
                                                         ---------      ---------
NET INCOME                                               $  18,479      $   6,859
                                                         =========      =========

BASIC NET INCOME PER SHARE                               $    0.60      $    0.25
                                                         =========      =========
DILUTED NET INCOME PER SHARE                             $    0.52      $    0.23
                                                         =========      =========
COMPREHENSIVE INCOME
     Net income                                          $  18,479      $   6,859

     Foreign currency translation adjustment                  (198)          (229)
                                                         ---------      ---------
NET COMPREHENSIVE INCOME                                 $  18,281      $   6,630
                                                         =========      =========

                                         Retail &
Three months ended    Manufacturing     Distribution    Eliminations      Total
-----------------     -------------     ------------    ------------   -----------
   2005
   ----
Net Sales               $231,665         $ 62,033         $(37,593)     $256,105
Operating Results       $ 21,841         $    838         $ (1,495)     $ 21,184

  2004
  ----
Net Sales               $188,196         $ 57,542         $(24,141)     $221,597
Operating Results       $ 10,772         $ (1,915)        $     17      $  8,874


                                                                Three Months Ended
                                                                     March 31,
                                                                -------------------
                                                                 2005        2004
                                                                -------     -------
Basic earnings per share:
      Net income applicable to common stockholders              $18,479     $ 6,859
                                                                =======     =======
      Weighted average common shares outstanding                 30,914      26,990
                                                                =======     =======
      Basic earnings per share                                  $  0.60     $  0.25
                                                                =======     =======

Diluted earnings per share:
      Net income applicable to common stockholders              $18,479     $ 6,859
      After-tax equivalent of interest on convertible notes       1,210       1,204
                                                                -------     -------
      Diluted net income applicable to common stockholders      $19,689     $ 8,063
                                                                =======     =======

      Weighted average common shares outstanding                 30,914      26,990
      Dilutive stock options                                        508         985
      Convertible notes equivalent shares                         6,510       6,510
                                                                -------     -------
      Diluted weighted average common shares outstanding         37,932      34,485
                                                                =======     =======
      Diluted earnings per share                                $  0.52     $  0.23
                                                                =======     =======

                           WABASH NATIONAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)
                                    Unaudited


                                                               March 31,   December 31,
                                                                 2005          2004
                                                               ---------   ------------
                                     ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                 $ 27,029     $ 41,928
     Accounts receivable, net                                   102,286       87,512
     Current portion of finance contracts                         1,591        2,185
     Inventories                                                137,201       94,600
     Prepaid expenses and other                                  13,370       16,313
                                                               --------     --------
        Total current assets                                    281,477      242,538

PROPERTY, PLANT AND EQUIPMENT, net                              121,847      123,626

EQUIPMENT LEASED TO OTHERS, net                                  12,558       14,030

FINANCE CONTRACTS, net of current portion                         2,897        3,319

GOODWILL, net                                                    33,529       33,698

OTHER ASSETS                                                     18,301       14,835
                                                               --------     --------
                                                               $470,609     $432,046
                                                               ========     ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term debt                      $  2,000     $  2,000
     Accounts payable                                           102,622       78,107
     Other accrued liabilities                                   47,487       52,442
                                                               --------     --------
       Total current liabilities                                152,109      132,549

LONG-TERM DEBT, net of current maturities                       125,000      125,500

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES                    9,159        9,423

STOCKHOLDERS' EQUITY                                            184,341      164,574
                                                               --------     --------
                                                               $470,609     $432,046
                                                               ========     ========

                           WABASH NATIONAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                    Unaudited


                                                                                          Three Months Ended
                                                                                               March 31,
                                                                                        ------------------------
                                                                                          2005           2004
                                                                                        ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                         $  18,479      $   6,859
     Adjustments to reconcile net income to net cash provided by (used in)
     operating activities:
         Depreciation and amortization                                                      4,243          4,984
         Net (gain) loss on the sale of assets                                                680           (524)
         Provision (credit) for losses on accounts receivable and finance contracts          (179)            45
         Used trailer valuation charges                                                        58            164
         Change in operating assets and liabilities:
            Accounts receivable                                                           (14,595)       (29,118)
            Finance contracts                                                                 918          1,205
            Inventories                                                                   (42,610)        (3,250)
            Prepaid expenses and other                                                       (521)            77
            Accounts payable and accrued liabilities                                       19,100         10,915
            Other, net                                                                        290            254
                                                                                        ---------      ---------
               Net cash used in operating activities                                      (14,137)        (8,389)
                                                                                        ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                                  (6,348)        (1,571)
     Proceeds from the sale of property, plant and equipment                                3,528          2,033
                                                                                        ---------      ---------
         Net cash (used in) provided by investing activities                               (2,820)           462
                                                                                        ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from exercise of stock options                                                2,558          2,792
     Borrowings under revolving credit facility                                            15,672        143,205
     Payments revolving credit facility                                                   (15,672)      (136,609)
     Payments under long-term debt agreements                                                (500)        (2,195)
                                                                                        ---------      ---------
         Net cash provided by financing activities                                          2,058          7,193
                                                                                        ---------      ---------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                 (14,899)          (734)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                             41,928         12,552
                                                                                        ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                                $  27,029      $  11,818
                                                                                        =========      =========